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SCHEDULE 14A

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QUANTENNA COMMUNICATIONS, INC.

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ON SEMICONDUCTOR CORPORATION

CALL SCRIPT

FOR

ACQUISITION OF QUANTENNA COMMUNICATIONS BY ON SEMICONDUCTOR

The following is an excerpt of a transcript from a conference call that includes all statements made by Mr. Sam Heidari, the Chief Executive Officer of Quantenna Communications, Inc.

Sam Heidari

Thanks Keith. We are very excited to announce today that we are joining forces with ON Semiconductor. Since its founding in 2006, Quantenna has been a leading innovator in Wi-Fi technology, introducing market disruptive solutions that raise the bar on high performance connectivity. Today’s announcement highlights our technology leadership in Wi-Fi and the outstanding achievements of Quantenna’s team of skilled employees, representing almost two thousand man years of R&D and IP development. Now, Quantenna is ready for the next phase of its evolution. Together with ON, we look forward to broadening our market reach, expanding our technology development and delivering industry leading products for the benefit of our customers. The combination of ON’s scale, market leadership, and world-class quality and customer support organization, together with Quantenna’s deep Wi-Fi expertise and capabilities, will allow the combined company to take innovation to the next level and address new and existing customer opportunities.

Now let me turn the call back to Bernard.

***

Operator

And our next question will come from Vivek Arya with Bank of America.

Adam Gonzalez - BofA Merrill Lynch, Research - Research Analyst

This is Adam Gonzalez on behalf of Vivek. Sorry, joined the call a little bit late, so apologies if any of these questions have already been asked. But just wondering if you can maintain gross margins at current levels as you go into these new IoT markets that you outlined in the prepared remarks?

Keith D. Jackson - ON Semiconductor Corporation - President & Director

We actually think we will increase gross margins from their current levels basically with the scale and opportunity from our network.

Adam Gonzalez - BofA Merrill Lynch, Research - Research Analyst

Got it. And do you have an estimate for Quantenna’s exposure to China from a revenue perspective and maybe you can outline what some of the regulatory hurdles you might have to overcome to get this deal done?

Keith D. Jackson - ON Semiconductor Corporation - President and Director

I would have to refer to Sam for their percentages in China if he knows that. And on the regulatory side, again, this — our perspective, and Sam can give his as well, is that there’s lower risk care on most things because there is no market overlap, which would typically flag concerns.

Sam Heidari - Quantenna Communications, Inc. - Chief Executive Officer & Director

Yes. We — our sales in China itself is nominal, but we do sell to Chinese companies — to companies who manufacture in China and that sell into U.S. So due to that embargo, there is a transition period that we talked about in the last call with the investors, and we do expect that to go away pretty soon. The transition period is the moving of the factories out of the China to new [geos]. But the exposure is very nominal and is very temporary.

Operator

And our next question will come from the line of Craig Hettenbach with Morgan Stanley.

Craig Matthew Hettenbach - Morgan Stanley, Research Division - Vice President

A question for Bernard. Just in the context of the 2022 model and investment being redirected. Does this really just serve to kind of accelerate some of the other market share, going to deemphasize from an end market perspective?

Bernard Gutmann - ON Semiconductor Corporation - Chief Financial Officer, Executive Vice President and Treasurer

I don’t think it’s going to decrease any of the ones that we have. Our targets of growing industrial at 6%, automotive at 9% and Cloud Power at 13% should not be affected by this. We do think, as Keith mentioned earlier, that this will dovetail nicely into allowing us to achieve the target model. It does have some help in terms of enhancing our gross margin as this — better than our corporate average.

Craig Matthew Hettenbach - Morgan Stanley, Research Division - Vice President

Okay. And then just as a follow-up on the automotive and industrial angle, anything on Quantenna’s kind of road map or things that you can kind of see in penetrating these markets or will — as you buy them, is that really the catalyst to kind of redirect some investments to start to penetrate markets that you haven’t played in?

Keith D. Jackson - ON Semiconductor Corporation - President and Director

Yes. Due to NDAs in place, I would have to revert to Sam if he wanted to share their internal data.

Sam Heidari - Quantenna Communications, Inc. - Chief Executive Officer & Director

Yes. Regarding the automotive or industrial IoT, we have always talked about the potential of being on the access point side or in the automotive being the connectivity to the outside. We do think we have a good technology for that kind of application. Historically, we have been hold back because of our sales channels and the investments we have done in that areas, but I think the technology could be easily applicable. Regarding the edge type of devices, I believe that being able to reduce the capability of the — not the capability, but order of the MIMO, but still have a very good performance type of a MIMO for the given application, combined with ON’s low-powered expertise, we are positioned to develop products, which are going to be well differentiated and capable to get into those markets in the time line that Keith mentioned.

***

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger of Quantenna Communications, Inc. (“Quantenna”) with a wholly owned subsidiary of ON Semiconductor Corporation (“ON Semiconductor”). Quantenna intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the proposed merger. The definitive proxy statement will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF QUANTENNA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS

CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QUANTENNA AND THE MERGER. Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Quantenna with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Quantenna by contacting Quantenna’s Investor Relations Department by telephone at (669) 209-5500, by mail to Quantenna Communications, Inc., Attention: Investor Relations, 1704 Automation Parkway, San Jose, California 95151, or by going to Quantenna’s Investor Relations page on its corporate website at http://ir.quantenna.com.

Participants in Solicitation

Quantenna, its directors, and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Quantenna’s stockholders in respect of the merger. Information concerning the ownership of Quantenna’s securities by Quantenna’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, and additional information about Quantenna’s directors and executive officers is also available in Quantenna’s proxy statement for its 2018 annual meeting of stockholders filed with the SEC on April 25, 2018, and is supplemented by other public filings made, and to be made, with the SEC by Quantenna. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Quantenna intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward Looking Statements

This filing communication contains forward-looking statements that involve risks and uncertainties concerning ON Semiconductor’s proposed acquisition of Quantenna. The potential risks and uncertainties include, among others, the possibility that Quantenna may be unable to obtain the required stockholder approval or antitrust regulatory approvals or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the reaction of customers to the transaction; general economic conditions; the transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the amount of the costs, fees, expenses and charges related to the transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that Quantenna files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Quantenna identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. All forward-looking statements speak only as of the date of this written communication nor, in the case of any document incorporated by reference, the date of that document. Quantenna is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

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